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                                                                   EXHIBIT 10.14

                            AMENDED STOCK OPTION PLAN
                                       OF
                              AMPHENOL CORPORATION*

1. Purpose. This Amended Stock Option Plan (the "Plan") is designed to enable certain key employees of Amphenol Corporation (the "Company"), and its subsidiaries to obtain a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting, retaining and motivating outstanding personnel, but also of promoting a closer identity of interests between key employees of the Company and its subsidiaries and stockholders. Since the key employees eligible for stock options will be those who are in a position to make important and direct contributions to the success of the Company and its subsidiaries, the Company believes that the grant of Options under the Plan will be in the best interests of the Company and its stockholders. Options granted under the Plan may constitute incentive stock options (within the meaning of Section 422 of the Code) or nonstatutory stock options.

2.   Definitions. As used herein:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the committee referred to in Section 5(a).

     "Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company.

     "Fair Market Value" shall mean the closing price of a share of Common Stock on the New York Stock Exchange, Inc. composite tape on the relevant date and if there were no trades on such date, on the day on which a trade occurred next preceding such date.

     "Option" means an option granted under the Plan.

     "Option Agreement" means the Option Agreement to be entered into by the Company and the grantee of an Option, as provided in Section 7 hereof.

     "Parent" means a parent corporation as defined in Section 424(e) of the Code.

     "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the Code.

     "Successor" means the legal representative of the estate of a deceased grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or otherwise by reason of the death of the grantee, as provided in Section 11 hereof.

     "Term of the Option" means the period during which a particular Option may be exercised, as provided in Section 9(a) hereof.

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     *Amended as of May 23, 1996.

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3.   Effective Date of Plan. The Plan shall become effective as of January 24,
     1996 by action of the Board conditioned on and subject to approval of the Plan by the holders of a majority of all the outstanding shares of the Common Stock of the Company entitled to vote on the Plan. No Options may be granted under the Plan after January 23, 2006.

4.   Number and Source of Shares Subject to the Plan.

     (a) The Company may grant Options under the Plan for no more than one million (1,000,000) shares of its Common Stock, which will be provided from shares in its treasury or from authorized but unissued shares.

     (b) Shares as to which Options have been previously granted that have lapsed or have been terminated or forfeited without being exercised shall be available for grant.

5.   Administration of the Plan.

     (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Board authorizes and empowers the Committee, to the full extent permitted by law, to do any and all things which the Board is authorized and empowered to do with respect to the Plan. No voting member of the Committee shall have received within one year prior to his appointment grants or awards of equity securities of the Company under this Plan or any other plan except to the extent the receipt of such grant or award would not affect the member's status as disinterested for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

     (b) The Committee shall adopt such rules of procedure as it may deem proper; provided, however, that it may take action upon the agreement of a majority of the Committee. Any action which the Committee shall take through a written instrument signed by all of its members shall be as effective as though taken at a meeting duly called and held.

     (c) The powers of the Committee shall include plenary authority to interpret the Plan, and subject to the provisions hereof, to determine the persons to whom Options shall be granted, the number of shares subject to each Option, the Term of the Option, the date on which Options shall be granted, and whether an Option shall constitute an incentive stock option (within the meaning of Section 422 of the Code) or a nonstatutory stock option. Options granted will not be treated as incentive stock options to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock, with respect to which Options treated as incentive stock options are exercisable for the first time by a grantee during any calendar year under all plans of the Company or any Parent or Subsidiary of the Company, exceed $100,000.

6. Employees Eligible to Receive Options. Options may be granted under the Plan to key employees of the Company and its Subsidiaries, as may be recommended by senior management of the Company and determined by the Committee. An individual key employee may receive more than one Option under the Plan. Determination by the Committee as to the eligibility status of any employee shall be conclusive.


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7.   Option Agreement.

     (a) In consideration for the Options granted hereunder, the grantee shall execute an instrument to be known as the Option Agreement, which shall set forth the terms and conditions of the Option in accordance with the terms of the Plan.

     (b) No Option shall be exercised by a grantee unless he shall have executed and delivered an Option Agreement.

     (c) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

8. Option Price. The option price to be paid by the grantee to the Company upon exercise of an Option shall be at least one hundred percent (100%) of the Fair Market Value of the respective shares of Common Stock on the date the option was granted, as determined by the Committee, except that in the case of an incentive stock option granted to an individual who, at the time such incentive stock option is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the option price shall be at least 110 percent (110%) of such Fair Market Value.

9.   Terms and Conditions of Options: Exercise of Option During Life of Grantee.

     (a) Each Option granted under the Plan shall be exercisable only during a term (the "Term of the Option") commencing on the date when the Option was granted and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee, which shall not exceed ten years from the date of grant except that in the case of an incentive stock option granted to an individual who, at the time such incentive stock option is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the Term of the Option shall not exceed five years from the date of grant.

     (b) The Committee shall have authority to grant Options exercisable in full at any time during their term or exercisable in installments. Installments or portions thereof not exercised in earlier periods shall be cumulated and be available for exercise in later periods. In exercising an Option, the grantee may exercise less than the full number of shares available to be exercised at such time.

     (c) Options shall be exercised by delivering or mailing to the Committee its designee:

          (1) A notice, in the form and at times prescribed by the Committee, specifying the number of shares of Common Stock to be purchased; and


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          (2)  A check or money order payable to the Company for the full option price; shares of Common Stock owned by the grantee with a Fair Market Value on the date of exercise equal to the full option price; or any combination of the foregoing.

     (d) Upon receipt of such notice of exercise of an Option and upon payment of the option price, the Company shall promptly cause a certificate or certificates to be delivered to the grantee for the shares purchased, without charge to the grantee for issue or transfer tax.

     (e) All Options granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution, subject to Section 11 hereof, and an Option may be exercised, during the lifetime of the grantee, only by the grantee.

10. Exercise of Option by Grantee on Cessation of Employment. If a person to whom an Option has been granted shall cease to be employed by the Company or a Parent or a Subsidiary of the Company for a reason other than his death, disability (within the meaning of Section 22(e)(3) of the Code), or retirement on or after age 65, the Option shall terminate on the date of such termination of employment, unless it shall have terminated earlier under other provisions of the Plan. If a person to whom an Option has been granted shall terminate employment by reason of disability (within the meaning of Section 22(e)(3) of the Code), or retirement on or after age 65, the Option shall terminate three (3) months after the date of such disability or retirement, unless it shall have terminated earlier under other provisions of the Plan. Until the Option terminates, it may be exercised by the grantee for all or a portion of the shares as to which the right to purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in Section 9 hereof.

11. Exercise of Option After Death of Grantee. If the grantee of an Option shall die while in the employ of the Company or a Subsidiary of the Company or within three (3) months after ceasing to be an employee by reason of disability (within the meaning of Section 22(e)(3) of the Code) or retirement on or after age 65, the Option may, until the expiration of six
     (6) months from the date of death of the grantee (or, if applicable, six
     (6) months from the date of such disability or retirement) or until the earlier expiration of the term of the Option, be exercised by the Successor of the deceased grantee. Until the Option terminates, it may be exercised by the Successor for all or a portion of the shares as to which the right to purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in Section 9 hereof.

12. Shareholder Rights. No person shall have any rights as a shareholder by virtue of an Option except with respect to shares actually issued to him, and issuance of shares shall confer no retroactive rights to dividends.

13. Adjustment for Changes in Capitalization. If there occurs an increase in the number of outstanding shares of Common Stock or any other class of common stock of the Company which may at any time be outstanding, by reason of a stock dividend, stock split, recapitalization, change in par value, or combination or exchange of shares, such increase shall be reflected proportionately (1) in an increase in the aggregate number of shares then available for the grant of Options under the Plan, or becoming available through the termination of Options previously granted but unexercised, (2) in the number of shares subject to Options then outstanding, and (3) in the per-share option price as


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     to any outstanding Options or portions thereof not yet exercised. Any fractional shares resulting from such adjustments shall be eliminated.

     If, by reason of a merger, consolidation, transfer of assets, reorganization, or similar transaction, shares of Common Stock are exchanged for or converted into, or become exchangeable for or convertible into, any other stock or securities, whether of the Company or of any other corporation or entity, all Options outstanding under the Plan shall become exercisable for the type and number of shares or other securities for or into which the number of shares to which such Options relate would have been exchanged or converted or become exchangeable or convertible and appropriate adjustment shall be made in the type and number of shares available for grant under the Plan, the number of shares remaining available for exercise under outstanding Options and the option price. Nothing in this Section 13 shall require or permit any adjustment except as permitted by Sections 422 and 424 of the Code.

     If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustments in the number and class of shares for which Options may thereafter be granted, and in the number and class of shares remaining subject to Options previously granted and in the per-share option price as the Committee in its discretion may consider appropriate, and all such adjustments, if any, shall be conclusive.

14. Termination. Suspension or Modification of Plan. The Committee may at any time terminate, suspend or modify the Plan, except that the Committee shall not, without the authorization of the holders of a majority of all the outstanding shares of Common Stock entitled to vote on the Plan obtained at a stockholders' meeting duly called and held (or by written consent in lieu of such meeting), change any provisions (other than through adjustment for changes in capitalization as hereinabove provided) which determine (a) the aggregate number of shares for which Options may be granted; (b) the classes of persons eligible for Options; or (c) the minimum option price. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any grantee, or by any successor of a grantee (as provided in Section 11 hereof), under the terms of an Option granted before the date of such termination, suspension or modification, unless such grantee or successor shall consent; but it shall be conclusively presumed that all adjustments for changes in capitalization as provided in
     Section 13 do not adversely affect any such right.

15. Application of Proceeds. The proceeds received by the Company from the issuance of shares of Common Stock under the Plan will be used for general corporate purposes.

16. Effect of the Plan. The adoption of this Plan shall not be deemed to give any employee any right to be granted an Option or any rights hereunder unless and until the Committee shall have adopted a resolution granting such employee an Option, and then only to the extent and on such terms and conditions as may be set forth in such resolution.


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17.  Compliance with Laws Relating to the Sale of Securities. The Company shall have no obligation to issue shares of Common Stock pursuant to the Plan until it shall have complied with the listing requirements of any securities exchange upon which the Common Stock may be listed, the registration requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, and any rules or regulations of the Securities and Exchange Commission promulgated thereunder or the requirements of applicable state laws relating to the authorization, issuance or sale of securities.

18. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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